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                                    AMENDMENT
                                     to the
                    SYSTEMS & COMPUTER TECHNOLOGY CORPORATION
              1994 LONG-TERM INCENTIVE PLAN, as previously amended


         Pursuant to the resolutions of the Board of Directors of Systems & Computer Technology Corporation adopted on November 14, 2000, the Systems & Computer Technology Corporation 1994 Long-Term Incentive Plan, as previously amended, is amended as follows:

         1. Section 3 is hereby amended to change the maximum number of shares of common stock that may be the subject of awards under the Plan to 7,500,000.

         2. Section 9 is amended to (i) delete the following sentence:

         "The Committee may substitute new Stock Options for previously granted Stock Options, including previously granted Stock Options having higher exercise prices."

         and (ii) replace it with the following sentence:

         "The Committee may not substitute new Stock Options for previously granted Stock Options having higher exercise prices."